UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

LivePerson, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive
offices, with zip code)

(212) 609-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2013, LivePerson, Inc. (the “Company”) announced that Eran Vanounou will join the Company early next year as its Chief Technology Officer. Mr. Vanounou will lead LivePerson’s technology operations in Ra’anana, Israel, and will be responsible for the Company’s global technology strategy, research and development, product delivery, and technology operations.

Mr. Vanounou has served in technology leadership roles at Oracle, Sun Microsystems and NICE Systems, with responsibility for product innovation, development and delivery on a global scale.

The Company also announced that Eli Campo, the Company’s current EVP & General Manager, Technology Operations, Israel, will be leaving LivePerson in early 2014 to pursue other opportunities. Mr. Vanounou will assume leadership of LivePerson’s Israel operations, and Mr. Campo will remain in his current role until Mr. Vanounou’s arrival to ensure a smooth and orderly transition of responsibilities.

On December 16, 2013, the Company issued a press release announcing the appointment of Mr. Vanounou and the departure of Mr. Campo. A copy of the Company’s press release is attached as Exhibit 99.1 hereto, and is incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit 99.1	Press Release issued by LivePerson, Inc. on December 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, Inc. (Registrant)

Date: December 16, 2013

	By:	/s/ Monica L. Greenberg
Monica L. Greenberg Senior Vice President, Business Affairs and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by LivePerson, Inc. on December 16, 2013.